Exhibit (8)(a)(7)(aiii)

Amendment No. 6 to Participation Agreement

Franklin Templeton Variable Insurance Products Trust

Franklin/Templeton Distributors, Inc.

Equitable Financial Life Insurance Company

Equitable Financial Life Insurance Company of America

Equitable Distributors LLC

Franklin Templeton Variable Insurance Products Trust (the “Trust”), Franklin/Templeton Distributors, Inc. (the “Underwriter,” and together with the Trust, “we,” “our,” or “us”), AXA Equitable Life Insurance Company, a New York life insurance company, MONY Life Insurance Company of America, an Arizona stock life insurance company, and AXA Distributors LLC (collectively, the “Company” “you” or “your”), on your behalf and on behalf of certain Accounts, (individually a “Party”, collectively, the “Parties”) have previously entered into a Participation Agreement dated July 1, 2005, as amended (the “Agreement”). The Parties now desire to amend the Agreement by this amendment (the “Amendment”). Unless otherwise indicated, the terms defined in the Agreement shall have the same meaning in this Amendment.

A M E N D M E N T

For good and valuable consideration, the receipt of which is hereby acknowledged, the Parties agree to amend the Agreement as follows:

1.	The name of AXA Equitable Life Insurance Company, a New York life insurance company, has changed to Equitable Life Insurance Company.

2.	The name of MONY Life Insurance Company of America, an Arizona stock life insurance company, has changed to Equitable Financial Life Insurance Company of America.

3.	The name of AXA Distributors LLC has changed to Equitable Distributors LLC.

4.	To reflect the foregoing changes, and other changes, Schedules A, B and G of the Agreement are deleted and replaced in their entirety with the Schedules A, B and G attached hereto, respectively.

5.	All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

IN WITNESS WHEREOF, each of the Parties has caused its duly authorized officers to execute this Amendment effective as of December 1, 2020.

The Trust:	FRANKLIN TEMPLETON VARIABLE INSURANCE
PRODUCTS TRUST
Only on behalf of
each Portfolio listed
on Schedule C of
the Agreement.

Name: Steven J. Gray
Title: Vice President

The Underwriter:	FRANKLIN/TEMPLETON DISTRIBUTORS, INC.

The Company:	EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF
AMERICA

The Distributor:	EQUITABLE DISTRIBUTORS, LLC

Schedule A

The Company and its Distributor

THE COMPANY

Equitable Financial Life Insurance Company,

formerly known as AXA Equitable Life Insurance Company

1290 Avenue of Americas

16th Floor

New York, NY 10104

An insurance company organized under the laws of the State of New York.

Equitable Financial Life Insurance Company of America

formerly known as MONY Life Insurance Company of America

1290 Avenue of Americas

16th Floor

New York, NY 10104

An insurance company organized under the laws of the State of Arizona.

THE DISTRIBUTOR

Equitable Distributors LLC

formerly known as AXA Distributors LLC

1290 Avenue of Americas

16th Floor

New York, NY 10104

A corporation organized under the laws of the State of New York.

Schedule B

Accounts of the Company

Equitable Financial Life Insurance Company

Separate Accounts and Associated Contracts

Name of Separate Account	Contracts Funded by Separate Account	SEC Registration Yes/No
Separate Account A	All Contracts	YES
Separate Account FP	All Contracts	YES
Separate Account I	All Contracts	YES
Separate Account 45	All Contracts	YES
Separate Account 49	All Contracts	YES
Separate Account 65	All Contracts	NO
Separate Account 66	All Contracts	YES
Separate Account 70	All Contracts	YES
Separate Account 206	All Contracts	YES
Separate Account 301	All Contracts	YES

Equitable Financial Life Insurance Company of America

Separate Accounts and Associated Contracts

Name of Separate Account	Contracts Funded by Separate Account	SEC Registration Yes/No
Equitable America Variable Account L	All Contracts	YES
Equitable America Variable Account A	All Contracts	YES
Equitable America Variable Account P	All Contracts	NO
Equitable America Variable Account K	All Contracts	YES
Equitable America Variable Account 70A	All Contracts	YES

Schedule G

Addresses for Notices

To the Company:	Equitable Financial Life Insurance Company
1290 Avenue of Americas
16th Floor
New York, NY 10104
Attention: Kenneth Kozlowski, Managing Director

Equitable Financial Life Insurance Company of America
1290 Avenue of Americas
16th Floor
New York, NY 10104
Attention: Kenneth Kozlowski, Senior Vice President

To the Distributor:	Equitable Distributors LLC
1290 Avenue of Americas
New York, NY 10104
Attention: Nicholas Lane, Chairman,
Chief Executive Officer and President

To the Trust:	Franklin Templeton Variable Insurance Products Trust
One Franklin Parkway, Building 920, Second Floor
San Mateo, California 94403
Attention: General Counsel

To the Underwriter:	Franklin/Templeton Distributors, Inc.
One Franklin Parkway, Building 920, Second Floor
San Mateo, California 94403
Attention: General Counsel

If to the Trust or Underwriter with a copy to:	Franklin Templeton Investments
One Franklin Parkway, Building 920, Second Floor
San Mateo, California 94403
Attention: General Counsel

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